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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: April 16, 2001



                         ACCIDENT PREVENTION PLUS, INC.
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        (Exact name of small business issuer as specified in its Charter)



                                     NEVADA
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              (State or other Jurisdiction as Specified in Charter)



        00-26257                                         11-3461611
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(Commission file number)                    (I.R.S. Employer Identification No.)



                             325 Wireless Boulevard
                            Hauppauge, New York 11788
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                    (Address of Principal Executive Offices)



                                 (631) 360-0600
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                           (Issuer's telephone number)

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Item 5. Other Events and Regulation FD Disclosure

1. Filing of annual report

Accident Prevention Plus, Inc., a Nevada corporation (the "Company"), has not received the financial statements and certain necessary information from the Company's subsidiaries to complete its consolidated financial statements as well as complete its annual audit in a timely manner. The accountants for Accident Prevention Plus (UK) Limited, a private limited company organized under the laws of England and Wales, and the accountants for Accident Prevention Plus, France
(SARL), a limited liability company organized under the laws of France, have not provided the respective financial statements and financial information to the Company. Therefore, the Company requires additional time to properly prepare its consolidated financial statements and footnotes as well as complete its annual audit for the year ended December 31, 2000. The time that the Company will need to complete such audit and properly prepare its consolidated financial statements is not determinable.

2. Status of agreement with American Overseas Holding Corporation

The Company has not received the agreed upon amount of funding provided by in the current agreement with American Overseas Holding Corporation ("AOHC") however, limited amounts of funding has been provided. If the company does not receive the appropriate funding within a reasonable time, the company may not be able to meet its obligations as they become due.



                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            ACCIDENT PREVENTION PLUS, INC.


Date: April 16, 2001                        By: /s/ STEVEN H. WAHRMAN
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                                                    Steven H. Wahrman, President